EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (No. 333-268642, 333-235910, 333-201042, 333-158499, 333-142145, 333-127579 and 333-283845) on Form S-8 of Resources Connection, Inc. of our report dated July 28, 2025, relating to the consolidated financial statements of Resources Connection, Inc., appearing in this Annual Report on Form 10-K of Resources Connection, Inc. for the year ended May 30, 2026.

/s/ RSM US LLP

Irvine, California
July 24, 2026